Exhibit 99.2

LENOX WEALTH MANAGEMENT, INC.
8044 Montgomery Road
Suite 480
Cincinnati, Ohio 45236

February 16, 2010

Via Courier

First Franklin Corporation
4750 Ashwood Drive
Cincinnati, Ohio 45241

Attention:  Gretchen J. Schmidt, Secretary

Re:  Notice of Nomination of Persons for Election as Directors

Dear Ms. Schmidt:

Lenox Wealth Management, Inc. is, as of the date hereof, the record owner of one and the beneficial owner of 167,064 shares of the Common Stock of First Franklin Corporation (the “Company”).  Enclosed is a copy of the stock certificate showing such record ownership. Lenox is therefore entitled to nominate persons for election as directors at the Company’s 2010 Annual Meeting of Shareholders.

In accordance with Article II, Section 11 of the Company’s Amended and Restated Bylaws (the “Bylaws”), Lenox is submitting this letter to nominate Jason D. Long and John C. Lame for election as directors at the Annual Meeting.

If this letter shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of either of Mr. Long or Mr. Lame at the Annual Meeting, or if either Mr. Long or Mr. Lame shall be unable to serve for any reason, this letter shall continue to be effective with respect to the remaining nominee and as to any replacement nominee selected by Lenox.

In accordance with Article II, Section 11 of the Bylaws, Lenox  hereby advises you that:

(a)	the names and addresses of the nominees are set forth above and in the Exhibits attached hereto;

(b)
Lenox represents that, as of the date hereof, (i) Lenox is the record owner of one and the beneficial owner of 167,064 shares of Common Stock of the Company entitled to vote for the election of directors; (ii) Lenox undertakes to continue to hold the shares of Common Stock reported in its Amended Schedule 13D through the record date for the Annual Meeting; and (iii) Lenox intends to appear in person or by proxy at the Annual Meeting to nominate Mr. Long and Mr. Lame;

(c)
Mr. Long and Mr. Lame consent to be nominated for election as a director, to be named in any proxy statement published by the Company or Lenox pursuant to the proxy rules of the Securities and Exchange Commission in connection with the election of directors at the Annual Meeting and, if elected, to serve as a director of the Company.  Except as may be indicated in Exhibits A and B, there are no arrangements or understandings between Mr. Long or Mr. Lame or any other person or persons pursuant to which the nominations are to be made by Lenox;

(d)
the information regarding each of Mr. Long and Mr. Lame that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had they been nominated (or intended to be nominated) by the Company Board of Directors, is set forth in Exhibits A and B, and such information is supplemented by information contained in Lenox’s Amended Schedule 13D;

(e)
the consents of each of Mr. Long and Mr. Lame to be named as nominees in any proxy statement referred to above and to serve as a director of the Company, if so elected, are set forth in Exhibits A and B; and

(f)
Lenox certifies that neither Mr. Long nor Mr. Lame is an officer or employee of the Company, and that each of Mr. Long or Mr. Lame otherwise meets the qualifications to serve as a director of the Company prescribed in the Bylaws.

[Remainder of page intentionally left blank; signature page follows.]

Very truly yours,

LENOX WEALTH MANAGEMENT, INC.

By:	/s/ John C. Lame
John C. Lame, Chief Executive Officer

By:	/s/ Jason D. Long
Jason D. Long, Vice President Finance

Receipt of a copy of the
foregoing letter is acknowledged.

FIRST FRANKLIN CORPORATION

By:
Name:
Title:

EXHIBIT A

1.           Name, age and addresses of Nominee:

Jason D. Long
Age:  37
Born:  March 17, 1972

Business and Residential Addresses:

8044 Montgomery Road, Suite 480, Cincinnati, Ohio 45236 (Business)

6912 Carroll Ave., Cincinnati, Ohio 45236 (Residence)

2.	Principal Occupation and Directorships:

Mr. Long has been involved in the financial services industry for over fifteen years.  Mr. Long’s financial services career began with service at First Financial Bancorp from 1994 to 1996.  Mr. Long served as Chief Financial Officer of the Peoples Bank and Trust Company from 1996 to 2000 and as Vice President and Chief Financial Officer at FFBC Service Corporation from 2000 to 2003.  Mr. Long has served as Vice President, Finance at Lenox Wealth Management, Inc. since 2003.  Mr. Long has not held any directorships at public companies or registered investment companies at any time during the past five years.

3.	Specific Experience, Qualifications, Attributes or Skills:

Mr. Long has significant experience in accounting, finance, technology and financial operations which qualify him as a financial expert under applicable standards.  As such, Mr. Long’s financial acumen would serve the Board well and would supplement that of Mr. Kuntz on the Audit Committee.  Additionally, Mr. Long possesses the aptitude and experience to understand fully the legal responsibilities of a director and the governance process of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations, including intelligence, interpersonal and communication skills, courage and inquisitiveness.

4.
The Nominee is not involved in any material  legal  proceeding in which he is a party adverse to, or has a material interest  adverse to that of First Franklin Corporation (the “Company”) or any of its subsidiaries.

5.
The Nominee was not nominated as a director pursuant to any agreement or understanding between the Nominee and any other person(s).  As set forth in Item 2 above, the Nominee is Vice President, Finance of Lenox, the stockholder of the Company submitting the nomination.

6.	The Nominee has never held any position or office with the Company, nor served as a Director of the Company.

7.	To the best of Nominee’s knowledge, there exists no family relationship between the Nominee and any director, any nominee for election as director or any executive officer of the Company.

8.
Presently, except as may be set forth in Item 2 above, the Nominee is not a director or a nominee for election as director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

9.
Within the past ten years, no petition under the Federal bankruptcy laws or any state  insolvency law has been filed by or against, and no receiver, fiscal agent or similar court appointed officer has been  appointed for the business or property of the Nominee or (a) any partnership in which the Nominee was a general partner, or (b) any corporation of which the Nominee was an executive officer, in either case at or within two years before the time of such filing.

10.	Within the past ten years, the Nominee has not been convicted in a criminal proceeding (excluding traffic violations or other minor offenses).

11.
Within the past ten years, the Nominee has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, that permanently or temporarily enjoined any of the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

12.
Within the past ten years, the Nominee has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in clause (i) of Item 11, above, or the right to be associated with persons engaged in any such activity.

13.
Within the past ten years, the Nominee has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law.

14.
Within the past ten years, the Nominee has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law.

15.
Within the past ten years, the Nominee has not been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii)any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

16
Within the past ten years, the Nominee has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its member or persons associated with a member.

17.
The Nominee does not currently and does not expect, (other  than pursuant to the Company’s existing plans and policies relating to Directors) if elected, to receive any cash compensation, bonus, deferred compensation, pension plan coverage, stock option or stock appreciation rights from the Company.

18.
Neither the Nominee nor, to the best of the Nominee’s knowledge, any of the Nominee’s associates or immediate family members had or has a direct or indirect material interest in any transaction or series of similar transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000 and which has occurred since January 1, 2008 or is currently proposed.

19.
The Nominee has not been an executive officer of, does not own and did not during 2007, 2008 or 2009 own (of record or beneficially) an equity interest in excess of ten percent of any business or professional entity that has made, or proposes to make, payments to the Company or its subsidiaries for property or services in excess of five percent of (i) the Company’s consolidated gross revenues for 2007, 2008 or 2009 or (ii) the other entity’s consolidated gross revenues for its last full fiscal year.

20.
The Nominee has not been an executive officer of, does not own and did not during 2007, 2008 or 2009 own, (of record or  beneficially) an equity interest in excess of ten percent of any business or professional entity to which the Company or its subsidiaries has made or proposes to make payments for property or services in excess of five percent of (i) the Company’s consolidated gross revenues for 2007, 2008 or 2009 or (ii) the other entity’s consolidated gross revenues for its last fiscal year.

21.
The Nominee has not been an executive officer of, does not own and did not during 2007, 2008 or 2009 own (of record, or beneficially), an equity interest in excess of ten percent of any business or professional entity to which the Company or its subsidiaries was indebted in an aggregate amount in excess of five percent of the Company’s total consolidated assets as of January 1, 2008.

22.
The Nominee is not, and during 2007, 2008 or 2009 was not, a member of, or of counsel to, a law firm that the Company retained during 2007, 2008 or 2009, or to the best of Nominee’s knowledge, proposes to retain during the current fiscal year.

23.
The Nominee is not, and during 2007, 2008 or 2009 was not, a partner or executive officer of any investment banking firm that has performed services for the Company during 2007, 2008 or 2009 or that the Company proposes to have perform services during the Company’s current fiscal year.

24.	The Nominee is not involved in any relations with the Company that are substantially similar in scope to those listed and described in items 19 through 23 above.

25.
Since January 1, 2008, the Nominee has not been, and to the best of the Nominee’s knowledge none of the following persons has been, indebted to the Company or any of its subsidiaries in an amount that exceeds $120,000: (i) any immediate family members of the Nominee; (ii) any corporation or organization of which the Nominee is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; or (iii) any trust or estate in which the Nominee has a substantial beneficial interest or serves as a trustee or in a similar capacity.

26.
The Nominee is not, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934) of any securities of the Company except that the record owner of one and the beneficial owner of 167,064 shares of Common Stock is Lenox Wealth Management, Inc.  The Nominee owns no securities issued by the Company of record that he does not own beneficially.

[Remainder of page intentionally left blank.]

CONSENT TO SERVE AS DIRECTOR

I hereby consent to be named as a nominee for election as a director of First Franklin Corporation in any proxy statement published by First Franklin Corporation or Lenox Wealth Management, Inc., pursuant to the proxy rules of the Securities and Exchange Commission in connection with the election of directors at the 2010 Annual Meeting of Stockholders of First Franklin Corporation and to serve as a director of First Franklin Corporation if so elected.

/s/ Jason D. Long
JASON D. LONG
Date: February 16, 2010

EXHIBIT B

1.	Name, age and addresses of Nominee:

John C. Lame
Age:  52
Born:  April 16, 1957

Business and Residential Addresses:

8 Grandin Lane
Cincinnati, Ohio 45208
(Residence and Business)

2.	Principal Occupation and Directorships:

Mr. Lame has been involved in the financial planning and investment advisory and brokerage business in Cincinnati since 1991.  Prior to that, Mr. Lame was a finance manager for twelve years at The Procter & Gamble Company, a consumer products company, from 1979 to 1991.  Mr. Lame’s financial planning and investment advisory and brokerage experience includes service at several securities brokerage firms in the following capacities:  Assistant Vice President at Merrill Lynch from 1991 to 1997; Partner at J.C. Bradford and Co. from 1997 to 2000; Vice President at PaineWebber, Inc., from 2000 to 2001; and Senior Vice President and Chairman’s Club Member at UBS from 2002 to 2004.  In 2004,  he assumed his current position as President, Chief Executive Officer and Chairman of Lenox Wealth Management, Inc.  He has served as a member of the Board of Directors of Lenox Wealth Management, Inc. (and its predecessor Lenox Bancorp, Inc.) since 1998.  As a publicly-owned company Lenox's shares continue to be traded on the over-the-counter bulletin board.  Mr. Lame has not held any directorships at public companies or registered investment companies at any time during the past five years.

3.	Specific Experience, Qualifications, Attributes or Skills:

Mr. Lame has significant experience in the financial services industry, with a proven track record in growing and developing businesses.  His extensive experiences as a member of the Board of Directors of Lenox Wealth Management, Inc. (and its predecessor Lenox Bancorop, Inc) since 1998, particularly in accounting and finance qualify him as a financial expert under applicable standards.  (As a publicly-owned company Lenox's shares continue to be traded on the over-the-counter bulletin board.)  As such, Mr. Lame’s financial acumen would serve the Board well and would supplement that of Mr. Kuntz on the Audit Committee.  Additionally, Mr. Lame possesses the aptitude and experience to understand fully the legal responsibilities of a director and the governance process of a public company, as well as the personal qualities to be able to make a substantial active contribution to Board deliberations, including intelligence, interpersonal and communication skills, courage and inquisitiveness.

4.	The Nominee is not involved in any material legal proceeding in which he is a party adverse to, or has a material interest adverse to, that of First Franklin Corporation or any of its subsidiaries.

5.	The Nominee was not nominated as a director pursuant to any agreement or understanding between the Nominee and any other person(s).

6.	The Nominee has not served as a Director of the Company.

7.	To the best of Nominee’s knowledge, there exists no family relationship between the Nominee and any director, any nominee for election as director or any executive officer of the Company.

8.
Presently, except as may be set forth in Items 2 and 3 above, the Nominee is not a director or a nominee for election as director of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

9.
Within the past ten years, no petition under the Federal bankruptcy laws or any state  insolvency law has been filed by or against, and no receiver, fiscal agent or similar court appointed officer has been  appointed for the business or property of the Nominee or (a) any partnership in which the Nominee was a general partner, or (b) any corporation of which the Nominee was an executive officer, in either case at or within two years before the time of such filing.

10.	Within the past ten years, the Nominee has not been convicted in a criminal proceeding (excluding traffic violations or other minor offenses).

11.
Within the past ten years, the Nominee has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, that permanently or temporarily enjoined any of the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

12.
Within the past ten years, the Nominee has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in clause (i) of Item 11, above, or the right to be associated with persons engaged in any such activity.

13.
Within the past ten years, the Nominee has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law.

14.
Within the past ten years, the Nominee has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law.

15.
Within the past ten years, the Nominee has no been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii)any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

16
Within the past ten years, the Nominee has not been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its member or persons associated with a member.

17.
The Nominee does not currently and does not expect, (other  than pursuant to the Company’s existing plans and policies relating to Directors) if elected, to receive any cash compensation, bonus, deferred compensation, pension plan coverage, stock option or stock appreciation rights from the Company.

18.
Neither the Nominee nor, to the best of the Nominee’s knowledge, any of the Nominee’s associates or immediate family members had or has a direct or indirect material interest in any transaction or series of similar transactions with the Company or any of its subsidiaries in which the amount involved exceeds $120,000 and which has occurred since January 1, 2008 or is currently proposed.

19.
The Nominee has not been an executive officer of, does not own and did not during 2007, 2008 or 2009 own (of record or  beneficially) an equity interest in excess of ten percent of any business or professional entity that has made, or proposes to make, payments to the Company or its subsidiaries for property or services in excess of five percent of (i) the Company’s consolidated gross revenues for 2007, 2008 or 2009 or (ii) the other entity’s consolidated gross revenues for its last full fiscal year.

20.
The Nominee has not been an executive officer of, does not own and did not during 2007, 2008 or 2009 own, (of record or  beneficially) an equity interest in excess of ten percent of any business or professional entity to which the Company or its subsidiaries has made or proposes to make payments for property or services in excess of five percent of (i) the Company’s consolidated gross revenues for 2007, 2008 or 2009 or (ii) the other entity’s consolidated gross revenues for its last fiscal year.

21.
The Nominee has not been an executive officer of, does not own and did not during 2007, 2008 or 2009 own (of record, or beneficially), an equity interest in excess of ten percent of any business or professional entity to which the Company or its subsidiaries was indebted in an aggregate amount in excess of five percent of the Company total consolidated assets.

22.
The Nominee is not, and during 2007, 2008 or 2009 was not, a member of, or of counsel to, a law firm that the Company retained during 2007, 2008 or 2009, or to the best of Nominee’s knowledge, proposes to retain during the current fiscal year.

23.
The  Nominee is not, and during 2007, 2008 or 2009 was not, a partner or executive officer of any investment banking firm that has performed services for the Company during 2007, 2008 or 2009 or that the Company proposes to have perform services during the Company’s current fiscal year.

24.	The Nominee is not involved in any relations with the Company that are substantially similar in scope to those listed and described in Items 19 through 23 above.

25.
Since January 1, 2008, the Nominee has not been, and to the best of the Nominee’s knowledge none of the following persons has been, indebted to the Company or any of its subsidiaries in an amount that exceeds $120,000: (i) any immediate family members of the Nominee; (ii) any corporation or organization of which the Nominee is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; or (iii) any trust or estate in which the Nominee has a substantial beneficial interest or serves as a trustee or in a similar capacity.

26.
The Nominee is not, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934) of any securities of the Company except that the record owner of one and the beneficial owner of 167,064 shares of Common Stock is Lenox Wealth Management, Inc.  The Nominee owns no securities issued by the Company of record that he does not own beneficially.

[Remainder of page intentionally left blank.]

CONSENT TO SERVE AS DIRECTOR

I hereby consent to be named as a nominee for election as a director of First Franklin Corporation in any proxy statement published by First Franklin Corporation or Lenox Wealth Management, Inc. pursuant to the proxy rules of the Securities and Exchange Commission in connection with the election of directors at the 2010 Annual Meeting of Stockholders of First Franklin Corporation and to serve as a director of First Franklin Corporation  if so elected.

/s/ John C. Lame
JOHN C. LAME
Date: February 16, 2010